LETTER OF ROSENSWIG CARERE MCRAE LLP

                    Rosenswig Carere McRae, LLP (Letterhead)

March 10, 2000

Securities and Exchange Commission
450 West Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read item 8 of dot com Entertainment Group, Inc.'s form 10KSB dated March 29, 2000 and are in agreement with the statements contained in the paragraph therein regarding our resignation as auditors of Precyse Corporation.

                                             /s/ Rosenswig Carere McRae, LLP

                                             Rosenswig Carere McRae, LLP